Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Bank of America Corporation (the “Corporation”), whose signatures appear below, hereby makes, constitutes and appoints Lauren A. Mogensen and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his or her name and on his or her behalf, and in each of the undersigned’s capacity or capacities as shown below, a Registration Statement on Form S-8 registering the Corporation’s common stock for issuance under the Bank of America Corporation Equity Plan, as amended and restated, and any and all amendments to the Registration Statement (including post-effective amendments), granting unto said attorneys-in-fact and agents full power and authority to do and perform every act necessary or incidental to the performance and execution of the powers granted herein, and ratifying and confirming all acts which said attorneys-in-fact and agents might do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, each of the undersigned officers and directors has executed this Power of Attorney as of the date indicated below.

Signature	Title	Date

/s/ BRIAN T. MOYNIHAN Brian T. Moynihan	Chief Executive Officer, President Chair and Director (Principal Executive Officer)	April 17, 2025

/s/ ALASTAIR M. BORTHWICK Alastair M. Borthwick	Chief Financial Officer (Principal Financial Officer)	April 17, 2025

/s/ JOHNBULL E. OKPARA Johnbull E. Okpara	Chief Accounting Officer (Principal Accounting Officer)	April 21, 2025

/s/ SHARON L. ALLEN Sharon L. Allen	Director	April 25, 2025

José E. Almeida	Director

/s/ PIERRE J.P. DE WECK Pierre J.P. de Weck	Director	April 24, 2025

/s/ ARNOLD W. DONALD Arnold W. Donald	Director	April 25, 2025

/s/ LINDA P. HUDSON Linda P. Hudson	Director	April 25, 2025

/s/ MONICA C. LOZANO Monica C. Lozano	Director	April 25, 2025

/s/ MARIA N. MARTINEZ Maria N. Martinez	Director	April 17, 2025

/s/ LIONEL L. NOWELL III Lionel L. Nowell III	Director	April 25, 2025

/s/ DENISE L. RAMOS Denise L. Ramos	Director	April 25, 2025

/s/ CLAYTON S. ROSE Clayton S. Rose	Director	April 25, 2025

/s/ MICHAEL D. WHITE Michael D. White	Director	April 25, 2025

/s/ THOMAS D. WOODS Thomas D. Woods	Director	April 23, 2025

/s/ MARIA T. ZUBER Maria T. Zuber	Director	April 16, 2025